EXHIBIT 99.1

HEXION COMMENTS ON HUNTSMAN FILING

COLUMBUS, Ohio – (September 12, 2008) – Hexion Specialty Chemicals, Inc. today issued the following statement in response to a filing made this morning by Huntsman Corporation (NYSE: HUN) with the Securities and Exchange Commission.

“From the public filing made by Huntsman this morning, it is clear Huntsman does not have a solvency certificate. We note the peculiar timing of the announcement in view of Huntsman's request for an expedited trial and the fact that the firm they reference was retained two months ago."

About Hexion Specialty Chemicals

Based in Columbus, Ohio, Hexion Specialty Chemicals serves the global wood and industrial markets through a broad range of thermoset technologies, specialty products and technical support for customers in a diverse range of applications and industries. Hexion Specialty Chemicals is controlled by an affiliate of Apollo Management, L.P. Additional information is available at www.hexion.com.

Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, the management of Hexion Specialty Chemicals, Inc. (which may be referred to as “Hexion,” “we,” “us,” “our” or the “Company”) may from time to time make oral forward-looking statements. Forward looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “will” or “intend” or similar expressions. Forward-looking statements reflect our current views about future events and are based on currently available financial, economic and competitive data and on our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our markets, services, prices and other factors as discussed in our 2007 Annual Report on Form 10-K, and our other filings, with the Securities and Exchange Commission (SEC). Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: economic factors such as an interruption in the supply of or increased pricing of raw materials due to natural disasters, competitive factors such as pricing actions by our competitors that could affect our operating margins, risks related to the litigation referred to in this news release and regulatory factors such as changes in governmental regulations involving our products that lead to environmental and legal matters as described in our 2007 Annual Report on Form 10-K, and our other filings, with the SEC.

Hexion Specialty Chemicals Contacts: Investors John Kompa Director, Investor Relations Hexion Specialty Chemicals, Inc. +1 614 225 2223

john.kompa@hexion.com

Media Contacts
Sard Verbinnen & Co
Anna Cordasco/Jonathan Gasthalter
(212) 687-8080

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